                                                                     Exhibit 10A

                SECOND AMENDMENT TO CREDIT AGREEMENT (MULTI-YEAR)

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (MULTI-YEAR) (this "Amendment"), dated as of October 10, 2002, is entered into by and among AVNET, INC., a New York corporation ("Avnet"), the several financial institutions party to the Credit Agreement defined below (each a "Lender" and, collectively, the "Lenders") and BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         A. Avnet, the Lenders and the Administrative Agent are parties to that certain Credit Agreement (Multi-Year) dated as of October 25, 2001, as amended by that First Amendment to Credit Agreement (Multi-Year) dated as of March 29, 2002 (as so amended, the "Credit Agreement"), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to Avnet and certain of its Subsidiaries.

         B. Avnet has requested that the Administrative Agent and the Lenders agree to certain amendments of the Credit Agreement.

         C. The Lenders are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement as amended hereby.

         2. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows, effective as of the Effective Date, subject to Section 2A hereof:

                  (a) Section 1.01 of the Credit Agreement shall be amended as follows:

                           (i) At the definition of "Applicable Rate," by
deleting the pricing grid and subsequent paragraph contained therein and replacing them with the following:

                                 APPLICABLE RATE

                                                             EUROCURRENCY RATE LOANS &      BASE RATE
   CATEGORY           DEBT RATINGS          FACILITY FEE         LETTERS OF CREDIT            LOANS
   --------           ------------          ------------         -----------------            -----
      1              A/A2 or better            0.080%                 0.445%                 0.000%
      2                   A-/A3                0.100%                 0.525%                 0.000%
      3                 BBB+/Baa1              0.125%                 1.125%                 0.000%
      4                 BBB/Baa2               0.250%                 1.500%                 0.000%
      5                 BBB-/Baa3              0.300%                 1.950%                 0.450%
      6           Lower than BBB-/Baa3         0.400%                 2.350%                 0.850%

For purposes of the foregoing, (i) the Applicable Rate initially shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi); (ii) if no Debt Rating for any Long-Term Debt of Avnet shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a Debt Rating for the Long-Term Debt of Avnet which is one Category higher than that pertaining to the subordinated debt rating grade of Avnet (with Category 1 being the highest and Category 6 being the lowest), (iii) if no Debt Rating for any Long-Term Debt or subordinated debt of Avnet shall be available from either Moody's or S&P, the Applicable Rate shall be as set forth in Category 6, (iv) if the Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Rate shall be based upon the lower Category, and (v) if any Debt Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Eurocurrency Rate Loans that are outstanding, and all Facility Fees that accrue, at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, Avnet and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. As used herein, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of Avnet's applicable debt.

                           (ii) At the definition of "Permitted Investments," in
clause (a), by deleting the word "and" at the end of sub-clause (x), inserting the word "and" at the end of sub-clause (ix) and deleting sub-clause (xi) in its entirety;

                           (iii) By amending and restating the following defined
terms in their entirety as follows:

                  "EBITDA" means, for any period, in respect of Avnet and its Subsidiaries on a consolidated basis, without duplication, the sum of
         (i) Net Income, plus (ii) an amount which, in the determination of Net Income, has been deducted for (a) Interest Expense, (b) income taxes,
         (c) depreciation and amortization expense and (d) extraordinary items consisting of non-cash losses or non-recurring non-cash losses; minus
         (iii) an amount which, in the determination of Net Income, has been included for (a) extraordinary items consisting of gains and (b) gains on the sale or other disposition of assets, plus (iv) an amount which, in the determination of Net Income, has been deducted for (a) cash related one-time charges recorded to Avnet's income statement during the Fiscal Quarter ended nearest June 30, 2001, in an aggregate amount not to exceed $146,000,000 relating to (1) the merger of Kent Electronics Corporation with and into Avnet pursuant to an Amended and Restated Merger Agreement and Plan of Merger dated as of March 21, 2001, and (2) other restructuring activities; plus (v) solely in respect of the Fiscal Quarters ending nearest December 31, 2002, and March 31, 2003, an amount which, in the determination of Net Income has been deducted for cash restructuring charges incurred for labor force severance and lease commitment terminations, to the extent not exceeding $25,000,000 in the aggregate for such Fiscal Quarters together, plus (vi) an amount which, in the determination of Net Income has been deducted for redemption or tender or other premiums actually paid by Avnet in redeeming or repurchasing outstanding senior

         Capital Markets Notes to the extent permitted hereunder and having a stated or final maturity prior to the Scheduled Maturity Date.

                  "Funded Debt" means, with respect to any Person, without duplication (i.e., in calculating the Funded Debt of Avnet and its Consolidated Subsidiaries at any time, without counting the Guarantee by any such Person of the Funded Debt of any other such Person), (a) all Debt of such Person other than any Debt of the type referred to in clause (g) or (h) of the definition of "Debt" set forth in this Section
         1.01 and (b) all Funded Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Funded Debt Guaranteed or the amount of such Guarantee); provided that "Funded Debt" shall not include Debt to the extent subject to Substantive Defeasement undertaken pursuant to and in accordance with Section 6.18.

                  "Interest Expense" means, for the period of computation, the aggregate amount of interest on a consolidated basis accruing on Debt and all amortization of debt discount and expense on Debt (including any obligation to pay rent in respect of Capital Leases) of Avnet and its Subsidiaries on a consolidated basis in conformity with GAAP; provided that (i) in the event of the consummation of any Permitted Securitization, "Interest Expense" shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such computation period by the applicable Securitization Subsidiary to the conduit entity or other receivables credit provider relating to such Permitted Securitization, and (ii) "Interest Expense" shall not include interest expense accruing in respect of Capital Markets Notes to the extent subject to Substantive Defeasement undertaken pursuant to and in accordance with Section 6.18.

                  "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $75,000,000. The Letter of Credit Sublimit is a part of, and not in addition to, the Aggregate Commitments.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or preferential arrangement of any kind in respect of such asset, including any contingent or other agreement to provide any of the foregoing. For the purposes of this Agreement, Avnet or any Subsidiary of Avnet shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Loan Documents" means collectively, (i) this Agreement and any amendments hereto, including (a) that First Amendment to Credit Agreement (Multi-Year) dated as of March 29, 2002, and (b) that Second Amendment to Credit Agreement (Multi-Year) dated as of October 10, 2002 (the "Second Amendment"), both by and among the parties hereto, (ii) each Note, (iii) the Agency/Arranger Fee Letter and any other fee letter between Avnet and the Administrative Agent and/or the Arranger,
         (iv) each Request for Credit Extension, (v) each Compliance Certificate, (vi) each Designated Borrower Certificate, (vii) the Guaranty Agreement, (viii) each Joinder Agreement, and (ix) all Effective Collateral Documents.

                  "Loan Party" means collectively, Avnet, each Designated Borrower, each Guarantor, and each Subsidiary of Avnet party to a Collateral Document.

                           (iv) By inserting the following additional defined
terms in the proper alphabetical order:

                  "Adjusted Funded Debt" means, in respect of any Person, without duplication, (a) all Funded Debt of such Person other than any outstanding, but undrawn, letters of credit, plus (b) all Attributable Indebtedness of such Person.

                  "Avnet Belgium" means, collectively, Avnet Europe CVA, a Belgian stock limited partnership, and any successor thereto (including any Person at any time acquiring all or substantially all of the business or asset of Avnet Europe CVA), together with any and all other Foreign Subsidiaries of Avnet that from time to time act as commissionaires or agents for undisclosed principals in respect of inventory of (including inventory originating through or from)
         Avnet Europe CVA.

                  "Capital Markets Notes" means, at any time, any notes, debentures, bonds or similar instruments (including senior or subordinated, whether or not convertible) of Avnet or any of its Subsidiaries issued and outstanding at such time.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Avnet and its Subsidiaries described in any Collateral Document or in or upon which a Lender Lien now or hereafter exists.

                  "Collateral Documents" means, at any time, collectively, (i) the Springing Lien Escrow Agreement, (ii) any and all security agreements, pledge agreements, mortgages, charges, assignments, and other documents creating a Lien on assets of any Loan Party, in form and substance satisfactory to the Administrative Agent, executed by any Loan Party pursuant to this Agreement (including any such document and agreement subject at such time to the Document Escrow), and (iii) all Perfection Documents relating to the foregoing, in form and substance satisfactory to the Administrative Agent.

                  "Disposition" or "Dispose" means the direct or indirect sale, assignment, conveyance, lease, transfer, license or other disposition (including any sale and leaseback transaction) of any property (other than cash or Permitted Investments) by any Person, including any sale, assignment, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

                  "Document Escrow" means the document escrow arrangement established pursuant to the Springing Lien Escrow Agreement or any subsequent, similar agreement.

                  "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

                  "Dormant Subsidiary" means any Subsidiary of Avnet listed on
         Schedule 5.20.

                  "EBIT" means, for any period, in respect of any Person, without duplication, the sum of (a) Net Income, plus (b) an amount which, in the determination of Net Income, has been deducted for (i) Interest Expense, (ii) income taxes and (iii) extraordinary items consisting of non-cash losses or non-recurring non-cash losses, minus (c) an amount which, in the determination of Net Income, has been included for (i) extraordinary items consisting of gains and (ii) gains on the sale or other disposition of assets.

                  "Effective Collateral" means, at any time, any and all Collateral subject to an Effective Collateral Document at such time.

                  "Effective Collateral Documents" means, at any time, all Collateral Documents, other than Collateral Documents remaining subject to the Document Escrow at such time.

                  "First Tier Foreign Subsidiary" means, at any time, any Foreign Subsidiary the majority of the Voting Stock of which is owned at such time by Avnet or any Domestic Subsidiary of Avnet, or any combination thereof.

                  "Foreign Stock Collateral" means, at any time, Collateral issued by any First Tier Foreign Subsidiary and pledged to the Administrative Agent pursuant to the Foreign Stock Pledge Agreement.

                  "Foreign Stock Pledge Agreement" means that pledge agreement by Avnet as Pledgor, relating to securities issued by certain Foreign Subsidiaries, in substantially the form of Exhibit L.

                  "Lender Lien" means, at any time, any Lien existing at such time under any of the Effective Collateral Documents in favor of the Administrative Agent for the benefit of the Lenders.

                  "Mandatory Redemption" means, in respect of any Capital Markets Notes, or any equity security, any contingent or other right of the holder thereof to receive (with or without demand) full or partial redemption, repurchase, prepayment, sinking fund payment or defeasement (other than, in respect of Debt, any such right arising upon the breach by Avnet or its Subsidiaries of any term or provision of such instrument).

                  "Net Proceeds" means, with respect to any sale or issuance of any Permitted Debt or Permitted Equity by any Person, the aggregate consideration received by such Person from such sale or issuance less the amount of reasonable fees and commissions actually paid by such Person to Persons other than such Person or any Affiliate of such Person in connection therewith.

                  "Non-Springing Lien Collateral" means, collectively, SPV Stock Collateral and any cash collateral resulting from any obligation hereunder to Cash Collateralize L/C Obligations.

                  "October 2000 Indenture" means that Indenture dated as of October 1, 2000 between Avnet and Bank One Trust Company, N.A. as trustee.

                  "One Action Jurisdiction" means California and any other state or jurisdiction having legislation limiting a Person holding as creditor a Lien on real property to one action or proceeding in enforcement of such Lien and the underlying indebtedness.

                  "Perfect" means, with respect to any Lien, that all filings, registrations, recordings, notices and other actions have been made or taken, with or to any Governmental Authority or other Person, in order to render such Lien "perfected" as such term is construed under the UCC, or, if the UCC is not applicable, to ensure the enforceability of such Lien as against certain third parties and notwithstanding any proceeding commenced under any Debtor Relief Law. "Perfected" and "Perfection" have corresponding meanings.

                  "Perfection Documents" means, in respect of any Lien, any financing statement, fixture filing, mortgage, notice of assignment, control agreement, or other document or instrument, as may be required under applicable Laws in order to Perfect such Lien.

                  "Permitted Capital Markets Transaction" means the raising of Net Proceeds in an amount of no less than $325,000,000 in cash through the issuance by Avnet after the Second Amendment Date of Permitted Debt or Permitted Equity, or any combination thereof.

                  "Permitted Debt" means unsecured Debt arising under any Capital Markets Notes issued by Avnet, provided that (a) such Debt has an original stated maturity of not less than three years, and no amortization of principal, including pursuant to any sinking fund arrangement; (b) such Debt provides no right of Mandatory Redemption unless solely exercisable more than three years after the date of issue; (c) such instrument contains no maintenance-based debt covenants, nor any covenants or events of default that are more restrictive than may be customary at the time of issuance for similarly-rated offerings of similar type, and does not contain a Third Party Negative Pledge other than as permitted by Section 6.20; and (d) such Debt shall not be convertible into other Debt that is not itself Permitted Debt.

                  "Permitted Equity" means any common stock or preferred equity security issued by Avnet, provided that such stock or equity security is not subject to any right of Mandatory Redemption, or subject to any right of conversion to any common stock or preferred equity security that is not itself Permitted Equity, or to Debt other than Permitted Debt.

                  "Permitted Intercompany Transfers" means (a) sales and transfers of inventory in the ordinary course of business by Avnet or any of its Domestic Subsidiaries to any Foreign Subsidiary, provided such sale or transfer is undertaken (i) upon the receipt of and in order to satisfy a bona fide customer order or (ii) in anticipation of future customer orders, based upon a bona fide customer commitment or customer-provided purchase forecast; (b) sales and transfers of inventory or equipment by any Loan Party to any other Loan Party (other than a sale or transfer from Avnet or a Domestic Subsidiary to a Foreign Subsidiary); or (c) other sales and transfers of inventory in the ordinary course of business by Avnet or any of its Domestic Subsidiaries to any Foreign Subsidiary (other than as described in clause (a) of this defined term) pursuant to reasonably anticipated customer demand in the jurisdiction of such recipient (including "special needs" situations) and not exceeding in the aggregate $6,000,000 in value for any Fiscal Quarter.

                  "Permitted Securitization Refinancing" means a Permitted Securitization (a) the documents of which provide for no Unwind Event based on Debt Ratings, other than as permitted by Section 6.21(a), and which do not otherwise contravene or result in any breach, Default or Event of Default under the Loan Documents; (b) in connection with which the owner and holder of the stock of the applicable Securitization Subsidiary has pledged such stock to the Administrative Agent as additional Effective Collateral; and (c) having a maximum availability (Attributable Indebtedness) of not less than $350,000,000.

                  "Principal Property" means certain real and personal property of Avnet, identified by Avnet to the Administrative Agent as "Principal Property" for purposes of and as defined in the October 2000 Indenture and other indentures containing equivalent Third Party Negative Pledges.

                  "Second Amendment" has the meaning specified in the definition of "Loan Documents."

                  "Second Amendment Date" means the "Effective Date," as defined in the Second Amendment.

                  "Securitization Property" means, at any time, any Permitted Receivables subject to a Permitted Securitization at such time, subject to Section 6.16 and all other provisions of the Loan Documents.

                  "Springing Lien" means the Lender Lien to be granted to the Administrative Agent for the benefit of the Lenders upon the occurrence of a Trigger Event in Springing Lien Assets.

                  "Springing Lien Assets" means, (a) subject to such exceptions as the Administrative Agent may in its discretion agree, in respect of Avnet and its Domestic Subsidiaries (other than Dormant Subsidiaries),
         (i) all improved and unimproved real property and interests therein of any such Person, (ii) all equipment, (iii) all inventory and work in process (other than inventory subject to a bona fide lease or conditional sale agreement giving rise to a Permitted Receivable pursuant to any Permitted Securitization), (iv) all accounts and other rights to payment, (v) all investment property, deposit accounts (other than any located outside of the United States), general intangibles (including intercompany obligations), and all trade marks, trade names, patents, copyrights and other intellectual property (subject, however, to Perfection only in accordance with the UCC), and other intangible property of whatever kind or nature, and (vi) all stock issued by any Domestic Subsidiary other than a Dormant Subsidiary (provided, that the stock of any Domestic Subsidiary that holds Principal Property shall not be encumbered by Obligations exceeding the amount specified in the October 2000 Indenture, as set forth more fully in the applicable pledge agreement) and all Foreign Stock Collateral, in each case (i) -
         (vi), now existing or hereafter acquired by Avnet or its Domestic Subsidiaries (other than Dormant Subsidiaries); and (b) in respect of Avnet Belgium, (i) all inventory and work in process, and (ii) all accounts and other rights to payment; but not including Non-Springing Lien Collateral.

                  "Springing Lien Escrow Agreement" means that escrow letter agreement between Avnet and the Administrative Agent, in substantially the form of Exhibit K.

                  "SPV Stock Collateral" means any Collateral subject to the SPV Stock Pledge Agreement.

                  "SPV Stock Pledge Agreement" means collectively, all pledge agreements delivered pursuant to Section 6.21(a).

                  "Substantive Defeasement" means, in respect of any outstanding Debt represented by Capital Markets Notes, that Avnet has irrevocably deposited funds with a bank, pursuant to an escrow or trust arrangement for the exclusive benefit of the holders of such Notes (or their trustee or agent), and otherwise in accordance with any defeasance terms specified in the indenture governing such Capital Markets Notes, for the sole purpose of repaying such Notes, together with interest thereon in the amount anticipated to accrue up to the date of final payment.

                  "Third Party Negative Pledge" has the meaning specified in
         Section 6.20.

                  "Total Free Liquid Assets" means, at any time, in respect of Avnet and its Subsidiaries on a consolidated basis, the total of all Permitted Investments at such time, less (a) Permitted Investments maintained at such time with a depository outside of the United States to the extent required to be so maintained by a Governmental Authority within such jurisdiction, (b) Permitted Investments subject at such time to Liens permitted by Section 6.07(f) or (g), and (c) provisional deposit balances maintained at such time with a commercial bank representing uncollected funds not available for immediate withdrawal.

                  "Trigger Event" means the occurrence of any of the following on or after the Second Amendment Date: (i) the failure, for whatever reason, to consummate a Permitted Capital Markets Transaction on or before December 15, 2002; (ii) the establishment of a Debt Rating by Moody's of Ba1 or lower or by S&P of BB+ or lower; or (iii) the occurrence of an Unwind (other than an Unwind in connection with which Avnet simultaneously consummates and enters into a Permitted Securitization Refinancing).

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions.

                  "Unwind" means, in respect of any Permitted Securitization, the cessation of further sales or transfers of Permitted Receivables pursuant thereto.

                  "Unwind Event" means, in respect of any Permitted Securitization, any action, default, event or circumstance as a result of which the immediate or ultimate purchaser or financier of Permitted Receivables thereunder may (whether immediately, or after the giving of any notice or passage of time or both) cause the cessation of further sales or transfers of Permitted Receivables pursuant thereto.

                  (b) Section 2.01 of the Credit Agreement shall be amended by replacing clause (i) thereof with the following:

         "(i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed (A) the Aggregate Commitments, or (B) at any date after the Second Amendment Date and prior to the date the Permitted Capital Markets Transaction is consummated, unless otherwise consented to by the Required Lenders, $300,000,000, and"

                  (c) Section 2.03(a) of the Credit Agreement shall be amended by replacing clause (i) thereof with the following:

         "(i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed (A) the Aggregate Commitments, or (B) at any date after the Second Amendment Date and prior to the date the Permitted Capital Markets Transaction is consummated, unless otherwise consented to by the Required Lenders, $300,000,000, and"

                  (d) Section 2.04(a)(i) of the Credit Agreement shall be amended by replacing clause (B)(x) thereof with the following:

         "(x) the Outstanding Amount of all L/C Obligations and all Loans would exceed (I) the Aggregate Commitments, or (II) at any date after the Second Amendment Date and prior to the date the Permitted Capital Markets Transaction is consummated, unless otherwise consented to by the Required Lenders, $300,000,000,"

                  (e) Section 2.05 of the Credit Agreement shall be amended by adding a new subsection (d) thereto as follows:

                           "(d) If at any time Avnet and its Subsidiaries have Total Free Liquid Assets in excess of $200,000,000, Avnet shall within 15 days of such time prepay or cause to be prepaid Loans in an amount equal to the amount by which Total Free Liquid Assets exceeds $200,000,000 on and as of such date of payment, together with accrued interest thereon and any amounts payable pursuant to Section 3.05."

                  (f) Section 2.06 of the Credit Agreement shall be amended and restated in its entirety as follows:

                  2.06 REDUCTION OR TERMINATION OF COMMITMENTS.

                           (a) Optional. The Borrowers, collectively and not individually, may, upon notice by Avnet to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. San

         Francisco time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

                           (b) Mandatory. If a Permitted Capital Markets Transaction has not been consummated on or before April 15, 2003, the Aggregate Commitments shall immediately and automatically on such date, if not previously reduced to an amount at or below such level pursuant to Section 2.06(a) hereof, permanently be reduced to $300,000,000. To the extent that the then Outstanding Amount of all Loans and L/C Obligations exceeds such amount as of such date, the Borrowers shall immediately upon the effectiveness of the reduction in Aggregate Commitments hereunder prepay Loans in an amount equal to the amount by which such Outstanding Amount of all Loans and L/C Obligations exceeds the then-applicable Aggregate Commitments, and, if after repayment of all Loans the resulting Outstanding Amount still exceeds the Aggregate Commitment as so reduced, Cash Collateralize L/C Obligations in an amount equal to such remaining excess.

                           (c) General. The Administrative Agent will promptly notify the Lenders of any notice of reduction or termination of the Aggregate Commitments pursuant to subsection (a) of this Section. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

                  (g) Section 2.09 of the Credit Agreement shall be amended as follows:

                           (i) By deleting subsection (b) thereof and replacing
it with the following:

                  "(b) Utilization Fee. Commencing as of the Second Amendment Date, Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with each such Lender's Pro Rata Share, a utilization fee of 0.250% times the actual Dollar Equivalent of the aggregate Outstanding Amount of Loans and L/C Obligations on such day. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Second Amendment Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears and shall accrue at all times from the Second Amendment Date to the Maturity Date, and so long thereafter as any such Loans or L/C Obligations shall be outstanding."

                           (ii) By amending and restating subsection (c) thereof
in its entirety as follows:

                  "(c) Leverage Fee. Avnet shall pay to the Administrative Agent for the account of each Lender in accordance with each such Lenders' Pro Rata Share, a leverage fee on a quarterly basis of 0.250% times the Dollar Equivalent of the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day during any such quarter. The leverage fee shall be calculated in arrears and shall accrue at all times from the Second Amendment Date to the Maturity Date, and so long thereafter as any such Loans or L/C Obligations shall be outstanding."

                  (h) Section 2.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

                  "2.14 [RESERVED]"

                  (i) Article II of the Credit Agreement shall be amended by adding the following new subsection thereto:

                  "2.15 COLLATERAL.

                           (a) Subject to the terms of and as more fully set forth in the Springing Lien Escrow Agreement and the other Collateral Documents, in addition to the grants of Non-Springing Lien Collateral, from and after the occurrence of an event described in clause (i) or
         (ii) of the definition of "Trigger Event," the Obligations shall be secured by a Perfected Lender Lien upon the Springing Lien Assets and Collateral, other than Securitization Property (provided that, Collateral consisting of Principal Property shall not be encumbered by Obligations exceeding the amount permitted under the October 2000 Indenture, as set forth more fully in the applicable Collateral Document); upon the occurrence of a Trigger Event that is an Unwind, the Obligations shall be secured by a Perfected Lender Lien upon all Securitization Property, together with all other Springing Lien Assets and Collateral. Upon the occurrence of any such Trigger Event, (i) Avnet irrevocably authorizes and instructs the Administrative Agent to, and agrees that the Administrative Agent may, take any and all steps and actions as necessary or appropriate in the discretion of the Administrative Agent to Perfect the Lender Liens in the property specified hereinabove and in the applicable Collateral Documents, including the delivery of any notice to the document escrow agent under the Document Escrow regarding the occurrence of such Trigger Event;
         (ii) Avnet shall be deemed to have made all representations and warranties contained herein on and as of the date thereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date); and (iii) Avnet shall promptly execute and deliver, or cause to be executed and delivered, with respect to any and all Foreign Stock Collateral as specified by the Administrative Agent, such documents and agreements, including opinions of local counsel in the jurisdiction of the issuer, and perform or cause to be performed such other acts, as may be desirable in the discretion of the Administration Agent to better ensure the Perfection and enforceability of the Lender Lien in such Foreign Stock Collateral under the laws of the jurisdiction of the issuer thereof, all such matters to be completed to the satisfaction of the Administration Agent by no later than 60 days after the date of such Trigger Event.

                           (b) If there has occurred a Trigger Event consisting of or including an Unwind and Avnet subsequently consummates within 60 days of the date of the Unwind in respect of the Permitted Securitization being replaced a Permitted Securitization Refinancing, the Administrative Agent shall, provided there exists at such time no Default or Event of Default and to the extent necessary to consummate such Permitted

         Securitization Refinancing (in each case, as certified by a Responsible Officer of Avnet), execute and deliver a release of Securitization Property from the Lender Lien, in form and substance satisfactory to the Administrative Agent. Thereafter, pending any further Unwind, such Securitization Property shall be subject to Collateral Documents placed in Document Escrow (which documents Avnet agrees to execute and deliver or cause to be executed and delivered as requested by the Administrative Agent)."

                  (j) Section 5.09 of the Credit Agreement shall be amended and restated in its entirety as follows:

                  "5.09 SUBSIDIARIES. Set forth on Schedule 5.09 is a complete and accurate list of all of the Subsidiaries of Avnet as of the Second Amendment Date, showing as to each such Subsidiary the percentage of the outstanding shares of each class of capital stock owned (directly or indirectly) by Avnet or any other Subsidiary of Avnet. All of the outstanding capital stock or other equity interests of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and, except as set forth on Schedule 5.09, are owned directly or indirectly by Avnet or any of its Subsidiaries (other than directors' qualifying shares or nominee shares which are required for Foreign Subsidiaries pursuant to local law), as the case may be, free and clear of all Liens other than a Lien permitted by Section 6.07 hereof. Each corporate Subsidiary of Avnet is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and has obtained all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except for those whose absence has not had a material adverse effect on such Subsidiary."

                  (k) Article V of the Credit Agreement shall be further amended by adding the following to the end thereof:

                  "5.18 COLLATERAL MATTERS.

                           (a) The provisions of each of the Effective
         Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest and Lien in all right, title, and interest of Avnet and its Subsidiaries, as party thereto, in the Collateral described therein, and all Perfection Documents have been filed or registered and all other acts have been taken in order to Perfect such security interests and Liens.

                           (b) Neither the execution, delivery nor performance by Avnet or any of its Subsidiaries of such Collateral Documents, nor the Perfection of the Lien relating thereto, does or will breach, violate, conflict with or result in any default under any mortgage, indenture, agreement, instrument, or other writing to which Avnet or any of its Subsidiaries is party or to which any of their respective properties is subject.

                           (c) All representations and warranties of Avnet and its Subsidiaries contained in the Effective Collateral Documents are true and correct in all material respects.

                           (d) Based upon the current and reasonably anticipated earnings and tax attributes of such Foreign Subsidiaries and the tax attributes of Avnet, as of the Second Amendment Date, the grant of Lender Liens with respect to properties of the principal Foreign Subsidiaries (not including Avnet Belgium) would, in the aggregate, result in the recognition of taxable income by Avnet by virtue of
         Section 956 of the Code in an amount that would reasonably be expected to result in a significantly adverse effect upon the financial condition of Avnet.

                  5.19 PRINCIPAL PROPERTY.

                           (a) Except as set forth at Part 1 of Schedule 5.19, as of the Second Amendment Date, Avnet and its Subsidiaries do not own any "Principal Property," as such term is defined in the October 2000 Indenture.

                           (b) Except as set forth at Part 2 of Schedule 5.19, as of the Second Amendment Date, Avnet and its Domestic Subsidiaries do not own or hold any interests in improved or unimproved real property that is not Principal Property.

                  5.20 DORMANT SUBSIDIARIES. As of the Second Amendment Date, no Dormant Subsidiary has any assets or liabilities, in either case, exceeding a value or amount of $200,000.

                  5.21 AVNET BELGIUM. As of the date by which all Collateral Documents in respect of Springing Lien Assets of Avnet Belgium are required to be delivered into Document Escrow (or, if a Trigger Event has occurred, to the Administrative Agent) pursuant to Section 6.21(b), other than as disclosed in writing to the Administrative Agent prior to such date, no Foreign Subsidiary of Avnet acts or has acted since January 1, 2002, as commissionaire or agent for undisclosed principals in respect of inventory of (including inventory originating through or from) Avnet Europe CVA.

                  (l) Section 6.01 of the Credit Agreement shall be amended as follows:

                           (i) By deleting the word "or" at the end of
subsection (j) and by re-lettering subsection (k) as subsection (r); and

                           (ii) By adding the following as new subsections
thereof:

                           "(k) promptly upon the occurrence of a Trigger Event, notice thereof describing the action, default, event or circumstance constituting such Trigger Event;

                           (l) as soon as practicable thereafter, notice of the consummation of a Permitted Capital Markets Transaction, setting forth the material terms and conditions thereof;

                           (m) notice of Avnet's intent to consummate a Permitted Securitization Refinancing, setting forth the anticipated material terms and conditions thereof, by no later than 20 days prior to the anticipated date of consummation of such Permitted Securitization Refinancing;

                           (n) as soon as practicable thereafter, notice of the acquisition by Avnet or any of its Subsidiaries of any real property or interest therein, or the incorporation, creation or acquisition by Avnet of any additional Subsidiary or the creation or acquisition of any additional United States-based deposit account or investment account with any depository or other Person, other than those previously disclosed to the Administrative Agent and the Lenders;

                           (o) prompt notice of any amendment or modification of any documents relating to a Permitted Securitization or any Capital Markets Notes;

                           (p) prompt notice of any announcement by Moody's or S&P of any change in a Debt Rating and of any addition or deletion of Avnet's applicable debt to or from any Watchlist or CreditWatch of Moody's or S&P, respectively;

                           (q) as soon as practicable thereafter, notice that a Foreign Subsidiary of Avnet, other than those previously disclosed in writing to the Administrative Agent, is acting or has acted as commissionaire or agent for undisclosed principal in respect of inventory of (including inventory originating through or from) Avnet Europe CVA, together with any and all documents and agreements pursuant to which such Foreign Subsidiary is acting or has acted in such capacity; or"

                  (m) Section 6.07 of the Credit Agreement shall be amended as follows:

                           (i) By deleting subsection (l) and replacing it with the following:

                                    "(l) Liens consisting of Substantive
         Defeasement arrangements involving cash collateral, solely to the extent derived from the proceeds of a Permitted Capital Markets Transaction, and supporting only the repayment of senior Capital Markets Notes having a stated or final maturity prior to the Scheduled Maturity Date;"

                           (ii) By adding the following as new subsections thereof:

                                    "(m) Liens consisting of pledges of cash
         collateral or government securities to secure, on a mark-to-market basis, Permitted Hedge Transactions only, provided that the aggregate value of such collateral so pledged by Avnet and its Subsidiaries together in favor of any and all counterparties together does not at any time exceed $10,000,000; and

                                    (n) Liens on assets constituting neither
         Springing Lien Assets nor Collateral and securing Debt not exceeding at any time $5,000,000 in the aggregate."

                  (n) Section 6.08 of the Credit Agreement shall be amended by amending and restating subsection (b) thereof in its entirety as follows:

                           "(b) Avnet shall not, nor shall it permit any of its Subsidiaries to, make any Asset Sale, except (i) a sale or transfer of Permitted Receivables pursuant to one or more Permitted Securitizations resulting in Attributable Indebtedness in an aggregate amount not exceeding $750,000,000 at any one time for all such Permitted Securitizations together, or (ii) sales by Foreign Subsidiaries of Permitted Receivables pursuant to factoring transactions, provided (A) the aggregate face or par value of such Permitted Receivables so sold during any 60 day period, commencing on the Second Amendment Date, does not exceed $10,000,000, and (B) such transactions are without recourse as to Avnet."

                  (o) Section 6.11(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

                           "(a) Minimum Interest Coverage Ratio. Avnet and its Subsidiaries shall maintain, as of the end of each Fiscal Quarter set forth below (commencing with the Fiscal Quarter ending nearest September 30, 2001), a ratio of EBITDA to Interest Expense (computed,
         (i) with respect to the Fiscal Quarters ending nearest March 31, 2002, June 30, 2002, and September 30, 2002, for the Fiscal Quarter then ending and (ii) with respect to any other fiscal quarter, for the four Fiscal Quarter Period then ending) of no less than the correlative ratios set forth below:

               QUARTERLY PERIOD                                        MINIMUM INTEREST COVERAGE RATIO
               ----------------                                        -------------------------------
Fiscal Quarter ending nearest September 30, 2001                                1.75 to 1.00
Fiscal Quarter ending nearest December 31, 2001                                 1.75 to 1.00
Fiscal Quarter ending nearest March 31, 2002                                    1.25 to 1.00
Fiscal Quarter ending nearest June 30, 2002                                     1.60 to 1.00
Fiscal Quarter ending nearest September 30, 2002                                1.40 to 1.00
Fiscal Quarter ending nearest December 31, 2002                                 1.75 to 1.00
Fiscal Quarter ending nearest March 31, 2003                                    1.85 to 1.00
Fiscal Quarter ending nearest June 30, 2003                                     2.10 to 1.00
Fiscal Quarter ending nearest September 30, 2003                                2.35 to 1.00
Fiscal Quarter ending nearest December 31, 2003                                 2.60 to 1.00
Fiscal Quarter ending nearest March 31, 2004                                    2.85 to 1.00
Fiscal Quarter ending nearest June 30, 2004, and thereafter                     3.00 to 1.00

                  (p) Section 6.13 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                  "6.13 [RESERVED]"

                  (q) Section 6.14 of the Credit Agreement shall be amended as follows:

                           (i) By amending and restating subsection (h) thereof
                  as follows:

                           "(h) Acquisitions of all or substantially all of the assets or business of any other Person engaged in the same or similar business as Avnet, or the division of a Person engaged in such a business, or of ownership or control of at least a majority of all the Voting Stock of such a Person (together, an "Acquisition"); provided that

                                    (i) no Default or Event of Default exists or
                  would exist before or after giving effect to such Acquisition;

                                    (ii) the Board of Directors or other
                  governing body of such Person whose property or Voting Stock is being so acquired has approved the terms of such Acquisition;

                                    (iii) on or before 20 days prior to
                  consummation of such Acquisition, Avnet demonstrates to the Lenders in writing that (on a pro forma basis as to the financial covenant set forth in Section 6.11, as set forth in a Compliance Certificate signed by a Responsible Officer of Avnet and delivered to the Administrative Agent) after giving effect to such Acquisition it will continue to comply through the term of this Agreement with the terms and conditions of each Loan Document;

                                    (iv) no later than 30 days after the
                  consummation of such Acquisition, Avnet delivers or causes to be delivered to the Administrative Agent such documents and agreements as the Administrative Agent may request pursuant to
                  Section 6.22;

                                    (v) total cash consideration (including
                  compensation payable subsequent to such Acquisition based upon earnings or other criteria, to the extent reasonably anticipated at the time of such Acquisition) paid or payable by Avnet and its Subsidiaries in connection with any and all Acquisitions consummated after the Second Amendment Date during any four Fiscal Quarter Period (commencing with the Fiscal Quarter ending nearest December 31, 2002, and disregarding for this purpose any Acquisitions consummated prior to such Fiscal Quarter) shall not exceed $5,000,000, provided, however, that after Avnet has delivered to Administrative Agent a certificate executed by a Responsible Officer of Avnet, in form and detail reasonably satisfactory to the Administrative Agent, stating that on a consolidated basis Avnet and its Subsidiaries have achieved a ratio of Adjusted Funded Debt to EBITDA of less than 5.0:1.0 as of the last day of any Fiscal Quarter (EBITDA being calculated for this purpose on a rolling four quarter basis), such total cash consideration for any such four Fiscal Quarter period shall not exceed $25,000,000;

                                    (vi) Acquisitions involving non-cash
                  consideration payable by Avnet or its Subsidiaries shall be limited to $50,000,000 in aggregate value of such consideration for all such Acquisitions occurring during any period of four consecutive Fiscal Quarters (commencing with the Fiscal Quarter ending nearest December 31, 2002, and disregarding for this purpose any Acquisitions consummated prior to such Fiscal Quarter), and the Person or business being so acquired shall (as evidenced by a written certificate to such effect delivered by a

                  Responsible Officer of Avnet to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent) have EBIT of not less than zero for the four Fiscal Quarters most recently ended; and

                                    (vii) Avnet has provided to the
                  Administrative Agent and the Lenders such financial and other information regarding the Person whose property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Administrative Agent or the Required Lenders may have reasonably requested;"

                           (ii) By deleting the word "and" at the end of
                  subsection (j);

                           (iii) By deleting subsection (k) and replacing it
                  with the following:

                           "(k) Investments consisting of certain commitments incurred in the ordinary course of business or pursuant to Acquisitions permitted hereunder (as of the time of such Acquisition) and existing on the Second Amendment Date as described more fully on Schedule 6.14(k); and"

                           (iv) By adding a new subsection (l) as follows:

                           "(l) Investments not otherwise permitted hereunder and not constituting Acquisitions, provided that the aggregate amount of other such Investments made during any four consecutive Fiscal Quarters from and after the Second Amendment Date shall not exceed (net of cash received by Avnet or its Subsidiaries during such four Fiscal Quarter period upon repayment of Investments consisting of short-term loans otherwise permitted hereunder and advanced during such four Fiscal Quarter period) $5,000,000 for all such Investments together."

                  (r) Section 6.15 of the Credit Agreement shall be amended by deleting all the text following the word "except" and replacing it with the following:

         "for capital expenditures made in the ordinary course of business and not exceeding $100,000,000 in the aggregate for all such capital expenditures together during any four Fiscal Quarter period."

                  (s) Article VI of the Credit Agreement shall be amended by adding the following new subsections thereto:

                  "6.16 DISPOSITIONS OF COLLATERAL. Notwithstanding the provisions of Section 6.08, Avnet shall not, and shall not permit any of its Subsidiaries to, Dispose of any Springing Lien Assets or Collateral (other than cash or Permitted Investments in the ordinary course of business), whether now owned or hereafter acquired, or enter into any agreement to make any Disposition of Springing Lien Assets or Collateral other than, to the extent also not prohibited by Section 6.08, (a) as expressly permitted by the applicable Collateral Document; or (b) to the extent not in contravention of any applicable Collateral Document, and one of the following applies:

                                    (i) Provided there does not exist an Event
                           of Default, Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                                    (ii) Dispositions of inventory to third
                           party purchasers (not including Avnet or its Subsidiaries) in the ordinary course of business;

                                    (iii) Permitted Intercompany Transfers;

                                    (iv) Dispositions of assets other than
                           Principal Property, as described in Schedule 6.16;
                           and

                                    (v) Dispositions to which the Required
                           Lenders, or, if such Dispositions involve all or substantially all of the Collateral, all of the Lenders, have consented.

                  6.17 RESTRICTED PAYMENTS. Avnet shall not, and shall not permit any of its Subsidiaries to, (a) declare or pay any dividends in respect of its capital stock or other equity interests (other than dividends payable, but for fractional shares, solely in common stock of Avnet), or purchase, redeem, retire or otherwise acquire for value any of its capital stock or other equity interests now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such or (b) other than solely with the proceeds of a Permitted Capital Markets Transaction to the extent permitted pursuant to Section 6.18, make any voluntary or optional prepayment or early repayment, redemption, exchange or acquisition for value of, or establish any sinking fund with respect to, any Debt evidenced by Capital Markets Notes.

                  6.18 PROCEEDS OF PERMITTED CAPITAL MARKETS TRANSACTION. Avnet shall, and shall cause its Subsidiaries to, promptly upon receipt apply the Net Proceeds of any Permitted Capital Markets Transaction first to the repayment, prepayment, Substantive Defeasement or repurchase and cancellation of Capital Markets Notes having original stated maturities in year 2003, in order of scheduled maturity date.

                  6.19 LIQUID ASSETS. Avnet and its Subsidiaries shall not, at any time as there are outstanding any Loans hereunder, have Total Free Liquid Assets in excess of $200,000,000, including after giving effect to any Borrowing hereunder.

                  6.20 OTHER NEGATIVE PLEDGES. Avnet shall not, and shall not suffer or permit any of its Subsidiaries to, enter into or first become subject to after the Second Amendment Date any agreement or arrangement that directly or indirectly prohibits Avnet or any such Subsidiary from granting any Lien to the Administrative Agent (or restricting Perfection or enforcement of such Lien) with respect to any Springing Lien Assets or Collateral (a "Third Party Negative Pledge"); provided, that Avnet and its Subsidiaries may enter into or incur Third Party Negative Pledges (a) pursuant to an Acquisition permitted by Section 6.14(h) provided such Third Party Negative Pledge affects only assets and property so acquired and is not undertaken or incurred in contemplation of such Acquisition; (b) pursuant to a transaction creating a Lien permitted by Section 6.07(b) or (c), provided such Third Party Negative Pledge is limited to the assets or properties subject to such Permitted Lien; and (c) pursuant to Permitted Debt comprising a Permitted Capital Markets Transaction, provided such Third Party Negative Pledge is no more restrictive than that contained in the October 2000 Indenture.

                  6.21 POST-SECOND AMENDMENT MATTERS.

                           (a) (i) No later than 60 days after the Second Amendment Date, Avnet shall deliver to the Administrative Agent (with sufficient copies for each of the Lenders) a certificate of a Responsible Officer of Avnet in form and detail reasonably satisfactory to the Administrative Agent certifying that the documents and agreements evidencing any Permitted Securitization to which Avnet or any of its Subsidiaries is party contains no Unwind Event relating to the Debt Rating of Avnet, unless such Unwind Event occurs at a rating level no higher than Ba2 for Moody's and BB in respect of S&P or the equivalent if relating to another rating agency (which ratings trigger may, however, be phrased in the disjunctive at those levels), and following the delivery of such certificate Avnet shall not at any time suffer or permit any Permitted Securitization to which it or any of its Subsidiaries may be or become party to have documentation providing for an Unwind Event based upon Debt Ratings higher than such level.

                                    (ii) No later than 60 days after the Second
         Amendment Date, Avnet shall execute and deliver to the Administrative Agent any and all pledge agreements and other documents and agreements (including legal opinions satisfactory to the Administration Agent) as may be necessary in the discretion of the Administrative Agent to create a Perfected security interest in any and all stock issued by any Securitization Subsidiary (including Avnet Receivables Corporation, if then existing), which shall immediately thereupon become Effective Collateral.

                           (b) Avnet shall execute and deliver or cause to be executed and delivered into Document Escrow, by no later than 30 days after the Second Amendment Date, all Collateral Documents that in the view of the Administrative Agent are necessary or appropriate to establish Springing Liens on all Springing Lien Assets (other than in respect of Springing Lien Assets of Avnet Belgium, which shall be executed and delivered no later than 45 days after the Second Amendment
         Date), including such documents and agreements as are specified on
         Schedule 6.21. The Springing Lien Escrow Agreement shall be executed and delivered by Avnet no later than 30 days after the Second Amendment Date. Notwithstanding the foregoing, if there shall have occurred any Trigger Event prior to either such delivery date, each of the foregoing Collateral Documents shall be executed and delivered immediately to the Administrative Agent, and shall immediately thereupon result in Effective Collateral. At such time as the documents in respect of Avnet Belgium are required to be delivered as set forth above, Avnet shall pay all Attorney Costs of the Administrative Agent to the extent invoiced prior to such date, plus such additional Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the completion of the post-closing matters contemplated by the Second Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between Avnet and the Administrative Agent).

                  6.22 ADDITIONAL COLLATERAL AND SUBSIDIARIES.

                  (a) Additional Collateral. No later than 30 days after Avnet or any of its Subsidiaries acquires any additional Springing Lien Assets as to which the Perfection of the Lender Lien therein would require the execution and delivery of additional Perfection Documents (or the taking of other steps by the Administrative Agent or any Lender), Avnet shall, or shall cause such Subsidiary to, execute and deliver such documents and agreements (including legal opinions satisfactory to the Administrative Agent) as may be necessary or appropriate in the discretion of the Administrative Agent to create (upon release from Document Escrow) a Perfected Lender Lien upon such Springing Lien Assets (which documents and agreements shall be held in Document Escrow pursuant to the terms of the Springing Lien Escrow Agreement, unless a Trigger Event shall have occurred, in which event such documents and agreements shall become effective and Perfected immediately upon delivery to the Administrative Agent); provided that, with respect to United States-based deposit accounts not existing on the Second Amendment Date, such accounts shall not be established and funded unless Avnet has delivered a fully executed account control agreement in form satisfactory to the Administrative Agent.

                  (b) Additional Subsidiaries.

                           (i) No later than 30 days after Avnet incorporates, creates or acquires any additional Domestic Subsidiary, Avnet shall execute and deliver or cause to be executed and delivered such instruments, documents and agreements (including legal opinions satisfactory to the Administrative Agent) as may be necessary or appropriate in the discretion of the Administrative Agent to create a Perfected Lender Lien upon the capital stock of such Subsidiary and such Subsidiary's Springing Lien Assets (which instruments, documents and agreements shall be held in Document Escrow pursuant to the terms of the Springing Lien Escrow Agreement, unless a Trigger Event shall have occurred, in which event such instruments, documents and agreements shall become effective and Perfected immediately upon delivery to the Administrative Agent).

                           (ii) No later than 30 days after Avnet incorporates, creates or acquires any additional First Tier Foreign Subsidiary, Avnet shall execute and deliver or cause the applicable Domestic Subsidiaries to execute and deliver such instruments, documents and agreements (including legal opinions satisfactory to the Administrative Agent) as may be necessary or appropriate in the discretion of the Administrative Agent to create a Perfected Lender Lien upon 65% of the total capital stock issued by such additional First Tier Foreign Subsidiary, pursuant to documentation substantially in the form of the Foreign Stock Pledge Agreement (which instruments, documents and agreements shall be held in Document Escrow pursuant to the terms of the Springing Lien Escrow Agreement, unless a Trigger Event shall have occurred, in which event such instruments, documents and agreements shall become effective and Perfected immediately upon delivery to the Administrative Agent).

                  (c) Avnet Belgium. No later than 30 days after a Foreign Subsidiary of Avnet, other than those previously disclosed in writing to the Administrative Agent, acts as commissionaire or agent for undisclosed principal in respect of inventory of (including inventory originating through or from) Avnet Europe CVA, or becomes a successor entity to Avnet Europe CVA (including by purchase of all or substantially all of the business or assets of such Person), Avnet shall cause such Subsidiary or Person to execute and deliver such instruments, documents and agreements (including legal opinions satisfactory to the Administrative Agent) as may be necessary or appropriate in the discretion of the Administrative Agent to create a Perfected Lender Lien upon such inventory and all receivables and other rights to payment arising therefrom (which instruments, documents and agreements shall be held in Document Escrow pursuant to the terms of the Springing Lien Escrow Agreement, unless a Trigger Event shall have occurred, in which event such instruments, documents and agreements shall become effective and Perfected immediately upon delivery to the Administrative Agent).

                  6.23 DORMANT SUBSIDIARIES. Notwithstanding any other term or provision hereof, including the provisions of Section 6.14, from and after the Second Amendment Date, Avnet shall not directly or indirectly transfer or cause or suffer any of its Subsidiaries to transfer any assets or properties to any Dormant Subsidiary, or suffer or permit any Dormant Subsidiary to otherwise have or acquire assets or properties exceeding $200,000 in value.

                  6.24 FURTHER ASSURANCES AND ADDITIONAL ACTS. Avnet shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent or the Required Lenders shall from time to time deem necessary or appropriate to effectuate the purpose of the Loan Documents, and promptly provide the Administrative Agent with evidence of the foregoing satisfactory in form and substance to the Administrative Agent.

                  6.25 SEI INVESTMENT. Avnet shall not, directly or indirectly, pay or agree to pay or deliver any amount required to be paid or delivered pursuant to or arising out of the guarantee provision in that Share Purchase Agreement dated as of August 25, 1999 between Avnet and SEI Investments B.V., other than payments and deliveries solely in the form of common stock of Avnet issued for such purposes (and not acquired by Avnet pursuant to any secondary market purchase or stock redemption program)."

                  (t) Section 7.01 of the Credit Agreement shall be amended as follows:

                           (i) By amending and restating subsections (a), (b)
and (c) thereof as follows:

                           "(a) Any Borrower shall fail to pay (i) when due any principal of any Loan or L/C Borrowing taken by such Borrower or (ii) within five days after the same shall become due, any interest on any Loan or L/C Borrowing taken by such Borrower or any fees or any other amount payable by any Borrower hereunder or under any other Loan Document;

                           (b) Any Borrower shall fail to observe or perform any covenant contained in Sections 6.01 (other than in Section 6.01(e)), 6.19, 6.21 and 6.22 hereof for

         15 days after written notice of such failure shall have been given to Avnet by the Administrative Agent or any Lender;

                           (c) Any Borrower shall fail to observe or perform any covenant contained in Sections 6.01(e), 6.07, 6.08, 6.09, 6.11, 6.12,
         6.16, 6.17, 6.18, 6.20 and 6.25;"

                           (ii) At subsection (l) thereof, by amending and
restating the introductory clause thereof to read as follows:

                           "(l) The occurrence of any of the following events with respect to (x) any Loan Party other than a Borrower, or (y) any Material Subsidiary that is not a Designated Borrower, in both cases excluding any Dormant Subsidiary, and the same shall not have been cured or otherwise remedied to the satisfaction of the Required Lenders within 10 days:"

                           (iii) By deleting the word "or" at the end of
subsection (o) and by deleting the period (".") at the end of subsection (p) and replacing it with a semicolon (";"); and

                           (iv) By adding the following as new subsections:

                           "(q) (i) Any provision of any Effective Collateral Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                                    (ii) Any Effective Collateral Document shall
         for any reason (other than pursuant to the terms thereof) cease to create a valid Lender Lien in the Collateral purported to be covered thereby or such Lender Lien shall for any reason cease to be a Perfected and first priority Lender Lien subject only to Permitted Liens; or

                           (r) Any Loan Party shall at any time fail to observe or perform any covenant or agreement contained in any Effective Collateral Document beyond any grace or cure period provided therein, or any representation, warranty, certification or statement made or deemed made by any Loan Party in any Effective Collateral Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made)."

                  (u) Section 8.01 of the Credit Agreement shall be amended as follows:

                           (i) By amending and restating subsection (b) as
                  follows:

                           "(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article VIII and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer."

                           (ii) By adding a new subsection (c) thereto as follows:

                           "(c) The Administrative Agent may, in its discretion, from time to time serve as "document escrow agent" under the terms of the Springing Lien Escrow Agreement. In connection therewith, the Administrative Agent, acting in such capacity, shall have all the benefits and immunities provided to the Administrative Agent in this
         Article VIII with respect to any act taken or omissions suffered by the Administrative Agent in connection with the Springing Lien Escrow Agreement, as fully as if the term "Administrative Agent" as used in this Article VIII and in the definition of "Agent-Related Person" included such document escrow agent with respect to such acts or omissions."

                  (v) Article VIII of the Credit Agreement shall be further amended by adding to the end thereof the following:

                  "8.11 COLLATERAL MATTERS.

                           (a) Each Lender authorizes and directs the Administrative Agent to enter into the Collateral Documents (including as document escrow agent under the Springing Lien Escrow Agreement) and agrees that any action taken by the Administrative Agent concerning any Collateral (with the consent or at the request of the Required Lenders or in accordance with any Loan Document), that the Administrative Agent's exercise of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers, are authorized and binding upon all Lenders.

                           (b) The Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to Perfect and maintain Perfected the Lender Liens upon the Collateral.

                           (c) The Administrative Agent has no obligation to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Lender Liens have been properly or sufficiently or lawfully created, Perfected, protected, or enforced, or are entitled to any particular priority.

                           (d) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to make the reductions and releases contemplated by and to release any Lender Lien upon Collateral (i) in accordance with Section 2.15(b), (ii) constituting property being disposed of as permitted under any Loan Document, (iii) constituting property in which no Loan Party owned any interest at the time the Lender Lien was granted or at any time after that, (iv) constituting property leased to any Loan Party under a lease that has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and that has not been, and is not intended by that Loan Party to be, renewed, (v) consisting of an instrument evidencing Debt pledged to the Administrative Agent (for the benefit of the Lenders), if the underlying Debt has been paid in full, or (vi) if approved, authorized, or ratified in writing by the Required Lenders, or, if such release relates to all or substantially all of the Collateral, by all of the Lenders. Upon request by the Administrative Agent at any time, the Lenders shall confirm in writing the Administrative Agent's authority to release particular types or items of Collateral under this subsection (d)."

                  (w) Section 9.11 of the Credit Agreement shall be amended by adding the following provision to the end thereof:

         "Notwithstanding the foregoing, the Lenders each severally covenant and agree to and with the Administrative Agent and each other (which agreement is not for the benefit of and shall not be enforceable by any Loan Party) that, following the occurrence of a Trigger Event, if a Lender Lien has attached to real property located in a One Action Jurisdiction, then such Lender shall not effect any set-off or exercise of bankers' lien or the like (whether under this Section, pursuant to common law, or otherwise) with respect to the Obligations without the prior consent of the Administrative Agent."

                  (x) A new Schedule 5.09, Schedule 5.19, Schedule 5.20,
Schedule 6.14(k), Schedule 6.16 and Schedule 6.21 shall be added to the Credit Agreement, in the form of Schedule 5.09, Schedule 5.19, Schedule 5.20, Schedule 6.14(k), Schedule 6.16 and Schedule 6.21 attached hereto, respectively.

                  (y) Exhibit E to the Credit Agreement shall be amended by replacing Schedule 2 attached thereto with the document attached hereto as Exhibit B.

                  (z) The Credit Agreement shall be further amended by adding a new Exhibit K, in the form of Exhibit A hereto, and a new Exhibit L, in the form of Exhibit C hereto.

         2A. Applicability of Certain Provisions. Notwithstanding the time of the Effective Date, the amendments herein to "EBITDA," "Funded Debt," "Interest Expense" and to Section 6.11 shall also apply to the applicable covenant calculations made in respect of the Fiscal Quarter ended nearest September 30, 2002.

         3. Waiver.

                  (a) Waived Default. The Lenders hereby waive the Default or Event of Default, if any (the "Waived Default"), existing as of September 27, 2002, under Section 7.01(c) of the Credit Agreement solely as a consequence of the failure of Avnet to maintain the ratio of EBITDA to Interest Expense as of such date as set forth in Section 6.11(a) of the Credit Agreement, provided and subject to the condition that Avnet shall have satisfied the requirements of
Section 6.11(a) as amended hereby.

                  (b) Limited Effect. Nothing contained hereby shall be deemed a waiver or consent in respect of (or otherwise affect the Administrative Agent's or any Lender's ability to enforce) any Default or Event of Default not explicitly waived by Section 3(a), including any Default or Event of Default (i) that may now exist or hereafter arise out of or otherwise be related to the Waived Default (including any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Waived Default) and (ii) that may now exist or hereafter arise out of the failure of Avnet and its Subsidiaries to comply with any of the other covenants set forth in the Credit Agreement, including those based on the financial performance of such Persons during the fiscal quarter ended on or about September 27, 2002.

         4. Representations and Warranties. Avnet hereby represents and warrants to the Administrative Agent and the Lenders as follows:

                  (a) Other than the Waived Default, no Default or Event of Default has occurred and is continuing, either immediately prior to or after giving effect to this Amendment.

                  (b) The execution, delivery and performance by Avnet of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of Avnet, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                  (c) All representations and warranties of Avnet contained in
Article V of the Credit Agreement as amended hereby are true and correct as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

                  (d) Avnet is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders or any other Person.

                  (e) As of the Effective Date, (i) there are no Designated Borrowers under the Credit Agreement, (ii) there does not exist any Unwind Event under any Permitted Securitization, nor has there occurred any Unwind pursuant thereto, (iii) there exists no Securitization Subsidiary other than Avnet Receivables Corporation, a Delaware corporation, and (iv) all of the statements contained in Schedule 6.14(k) are true and correct in all material respects.

                  (f) Subject to the Waived Default, Avnet has complied with all of the covenants and provisions of the Credit Agreement.

         5. Effective Date. This Amendment will become effective when each of the following conditions precedent has been satisfied (the "Effective Date"):

                  (a) The Administrative Agent shall have received from each of Avnet and the Required Lenders duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterparts to this Amendment.

                  (b) The Administrative Agent shall have received from the secretary or assistant secretary of Avnet a certificate providing satisfactory evidence of the authorization of the execution, delivery and performance by Avnet of this Amendment and the other documents contemplated hereby.

                  (c) The Administrative Agent shall have received from Avnet a certificate executed by a Responsible Officer of Avnet, dated as of the Effective Date and certifying that (i) all representations and warranties contained herein are true and correct on and as of the Effective Date as though made on and as of such date and (ii) on and as of the Effective Date, no event has occurred which has or would reasonably be likely to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Avnet or of Avnet and its Subsidiaries taken as a whole, or on the facts and information regarding Avnet and its Subsidiaries as represented as of the date hereof.

                  (d) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, evidence (i) of the absence of any Unwind Event or Unwind under any outstanding Permitted Securitization, and (ii) as to the truth of the representations at Sections 5.18 and 5.19 of the Credit Agreement as amended hereby.

                  (e) Avnet shall have executed and delivered a written notice of termination to the "Administrative Agent" thereunder and the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, evidence (i) that Avnet has terminated any and all commitments under the 364-Day Credit Agreement, repaid to the "Lenders" thereunder the aggregate principal amount of "Loans" (as such terms are defined therein) outstanding thereunder and (ii) that Avnet has paid and discharged, and caused each of its Subsidiaries to pay and discharge, all their respective obligations and liabilities under the 364-Day Credit Agreement, including tax liabilities. Each of the undersigned Lenders, in its capacity as a "Lender" under the 364-Day Credit Agreement, hereby waives any requirement of advance notice by Avnet of the termination of commitments and payment contemplated by this Section 5(e).

                  (f) The Administrative Agent shall have received from Avnet payment of (i) all fees required to be paid as of the closing hereof, including, for the ratable account of each Lender that (A) timely executed and delivered that certain letter agreement dated as of September 26, 2002, by and among Avnet, the Lenders and the Administrative Agent and (B) has executed this Amendment before 5:00 p.m. (San Francisco time) on October 9, 2002, an amendment fee of 0.30% (30 b.p.) times such Lender's total Commitment; such fees shall be fully-earned on the date so paid and shall be nonrefundable; and (ii) all amounts accrued (whether or not otherwise then payable) under Section 2.09(b) and (c) of the Credit Agreement, for the benefit of the Lenders.

                  (g) The Administrative Agent shall have received satisfactory evidence that Avnet has paid (i) all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Effective Date (including any previously invoiced and outstanding Attorney Costs that relate to services previously provided), plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the Second Amendment Date (provided that such estimate shall not thereafter preclude a final settling of accounts between Avnet and the Administrative Agent) and (ii) all other reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

                  (h) The Administrative Agent shall have received, in form and substance satisfactory to it, such additional approvals, consents, opinions, documents and other information as the Administrative Agent may request.

                  (i) The Effective Date shall have occurred no later than 5:00 P.M. (San Francisco time) October 10, 2002.

For purposes of determining compliance with the conditions specified in this
Section 5, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         6. Reservation of Rights. Avnet acknowledges and agrees that the execution and delivery by the Administrative Agent and the Required Lenders of this Amendment shall not (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar amendments under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Administrative Agent or any Lender with respect to any term or provision of any Loan Document.

         7. Miscellaneous.

                  (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. The Credit Agreement, as amended hereby, is hereby ratified by Avnet.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS
9.19 AND 9.20 OF THE CREDIT AGREEMENT, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.

                  (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or Avnet shall bind such Lender or Avnet, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

                  (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 9.01 of the Credit Agreement.

                  (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                  (g) Avnet covenants to pay to or reimburse the Administrative Agent, upon demand, for all out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby.

                  (h) This Amendment shall constitute a Loan Document.

                  (Remainder of page intentionally left blank)

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                        AVNET, INC.



                                        By:  /s/Raymond Sadowski
                                             -----------------------------------

                                        Name: Raymond Sadowski
                                             -----------------------------------

                                        Title: Senior Vice President and
                                             -----------------------------------

                                               Chief Financial Officer
                                             -----------------------------------


                         (Signature Page to Amendment)

                                        BANK OF AMERICA, N.A., as the
                                        Administrative Agent, a Lender, the L/C
                                        Issuer and the Swing Line Lender



                                        By: /s/ Sugeet Manchanda
                                             -----------------------------------

                                        Name: Sugeet Manchanda
                                             -----------------------------------

                                        Title: Principal
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        ABN AMRO BANK N.V., as a Lender



                                        By: /s/ Maria Vickroy-Peralta
                                             -----------------------------------

                                        Name: Maria Vickroy-Peralta
                                             -----------------------------------

                                        Title: Senior Vice President
                                             -----------------------------------

                                        By: /s/ Peter Hsu
                                             -----------------------------------

                                        Name: Peter Hsu
                                             -----------------------------------

                                        Title: Vice President
                                             -----------------------------------


                         (Signature Page to Amendment)

                                        THE BANK OF NOVA SCOTIA, as a Lender



                                        By: /s/ Kemp Leonard
                                             -----------------------------------

                                        Name: Kemp Leonard
                                             -----------------------------------

                                        Title: Director
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                        as a Lender



                                        By: /s/ Paresh R. Shah
                                             -----------------------------------

                                        Name: Paresh R. Shah
                                             -----------------------------------

                                        Title: VP
                                             -----------------------------------


                         (Signature Page to Amendment)

                                        BANK ONE, N.A., as a Lender



                                        By: /s/ Joseph R. Perdenza
                                             -----------------------------------

                                        Name: Joseph R. Perdenza
                                             -----------------------------------

                                        Title: Director
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        CREDIT SUISSE FIRST BOSTON, as a Lender



                                        By: /s/ William O'Daly
                                             -----------------------------------

                                        Name: William O'Daly
                                             -----------------------------------

                                        Title: Director
                                             -----------------------------------

                                        By: /s/ Guy M. Baron
                                             -----------------------------------

                                        Name: Guy M. Baron
                                             -----------------------------------

                                        Title: Associate
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as a Lender



                                        By: /s/ George L. Woolsey
                                             -----------------------------------

                                        Name: George L. Woolsey
                                             -----------------------------------

                                        Title: Vice President
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        FLEET NATIONAL BANK, as a Lender



                                        By: /s/ Steven J. Melicharek
                                             -----------------------------------

                                        Name: Steven J. Melicharek
                                             -----------------------------------

                                        Title: S.V.P.
                                             -----------------------------------


                         (Signature Page to Amendment)

                                        KBC BANK, N.V., as a Lender



                                        By: /s/ Robert Snauffer
                                             -----------------------------------

                                        Name: Robert Snauffer
                                             -----------------------------------

                                        Title: First Vice President
                                             -----------------------------------

                                        By: /s/ Eric Raskin
                                             -----------------------------------

                                        Name: Eric Raskin
                                             -----------------------------------

                                        Title: Vice President
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        NATEXIS BANQUES POPULAIRES, as a Lender



                                        By: /s/ Nicolas Regent
                                             -----------------------------------

                                        Name: Nicolas Regent
                                             -----------------------------------

                                        Title: VP Multinational
                                             -----------------------------------

                                        By: /s/ P J van Tulder
                                             -----------------------------------

                                        Name: P J van Tulder
                                             -----------------------------------

                                        Title: VP & Manager
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        THE NORTHERN TRUST COMPANY, as a Lender



                                        By: /s/ Eric Dybing
                                             -----------------------------------

                                        Name: Eric Dybing
                                             -----------------------------------

                                        Title: Second Vice President
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as a Lender



                                        By: /s/ Camilla Akerman
                                             -----------------------------------

                                        Name: Camilla Akerman
                                             -----------------------------------

                                        Title: Account Manager
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        STANDARD CHARTERED BANK, as a Lender



                                        By: /s/ Mary Machado-Schammel
                                             -----------------------------------

                                        Name: Mary Machado-Schammel
                                             -----------------------------------

                                        Title: Sr. Vice President
                                             -----------------------------------



                                        By: /s/ Andrew Y. Ng
                                             -----------------------------------

                                        Name: Andrew Y. Ng
                                             -----------------------------------

                                        Title: Vice President
                                             -----------------------------------

                         (Signature Page to Amendment)

                                        UNICREDITO ITALIANO, NEW YORK BRANCH,
                                        as a Lender



                                        By: /s/ Christopher J. Eldin
                                             -----------------------------------

                                        Name: Christopher J. Eldin
                                             -----------------------------------

                                        Title: First Vice President & Deputy
                                               Manager
                                             -----------------------------------



                                        By: /s/ Charles Michael
                                             -----------------------------------

                                        Name: Charles Michael
                                             -----------------------------------

                                        Title: Vice President
                                             -----------------------------------


                         (Signature Page to Amendment)
                                      S-15